Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-206027) on Form S-1 of Inotek Pharmaceuticals Corporation of our report dated March 31, 2015, relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, Massachusetts

August 10, 2015